Exhibit 10.9

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

ENTRUSTMENT AGREEMENT

This ENTRUSTMENT AGREEMENT (this “Agreement”) is entered into on March 17, 2020 in Beijing, the People’s Republic of China (“China” or “PRC”, which, for the purpose of this Agreement, excludes Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan of the PRC) by and among:

Party A: Yuanbao Kechuang (Beijing) Technology Co., Ltd.

Domicile: [***]

Party B: Fang Rui

ID Card No.: [***]

Beijing Yibao Technology Limited Partnership (L.P.)

Domicile: [***]

Party C: Yuanbao Shuke (Beijing) Technology Co., Ltd.

Domicile: [***]

For the purpose of this Agreement, each of Party A, Party B and Party C shall be individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS:

1.

Party C is a limited liability company registered in China, engaging in Internet culture activities; production of radio and television programs; retail of publications; Internet information services; telecommunication business; technical consultation, technology transfer, technology promotion, technical service and technology development; computer system services; data processing; basic software services; application software services (excluding medical software); conference services; exhibition and demonstration activities; organization of cultural and art exchange activities (excluding performances); design, production, agency and release of advertisements; education consultation; business planning; market research; business management consultation (The enterprise may select business items and carry out business activities at its sole discretion in accordance with law. If the enterprise engages in Internet culture activities, production of radio and television programs, retail of publications, Internet information services, operation of telecommunication business and other items requiring approvals in accordance with law, it may conduct related business activities as approved by the competent authorities after such approval is obtained. The enterprise is not allowed to engage in any item prohibited or restricted by the industrial policies of the municipality having jurisdiction over it) and other businesses. Party B holds 100% of the equity interests of Party C in total (“Party B’s Equity Interests”).

2.

Party A is a foreign-invested enterprise registered in China. Party A and Party C have executed an Exclusive Business Cooperation Agreement on March 17, 2020 (the “Exclusive Business Cooperation Agreement”) and an Exclusive Asset Purchase Agreement on March 17, 2020 (the “Exclusive Asset Purchase Agreement”). Party A, Party B and Party C have executed an Exclusive Equity Option Agreement on March 17, 2020 (the “Exclusive Equity Option Agreement”) and an Equity Pledge Agreement on March 17, 2020 (the “Equity Pledge Agreement”).

3.

Party B intends to authorize Party A or Party A’s designee (s) to exercise the shareholder’s rights that Party B is entitled to as Party C’s shareholder, including voting rights, and Party A intends to accept such entrustment.

NOW THEREFORE, the Parties hereby agree as follows through consultation:

1.	Authorization

Party B hereby irrevocably authorizes Party A and/or its designee(s) (including, without limitation, the directors of Party A’s parent company and their successors, and any liquidators in replacement of the directors of its parent company, but excluding any persons which are not independent or may result in conflicts of interest) (“Trustee”) to exercise the following rights with respect to Party B’s Equity Interests during the term of this Agreement:

1.1

Party B will, after the execution of this Agreement and upon the request of Party A, shall execute a Power of Attorney (as set forth in Appendix I hereto) to authorize the Trustee as Party B’s sole and exclusive proxy to exercise on behalf of Party B the following rights with respect to all matters concerning Party B’s Equity Interests, including but not limited to the rights (collectively, the “Authorized Rights”) to:

(1)	Propose to hold, convene and attend the shareholders’ meeting of Party C or make shareholder’s decisions;

(2)	To receive all notices of the convening of shareholders’ meetings and the rules of procedures thereof;

(3)

Exercise all the shareholder’s rights and shareholder’s voting rights that Party B is entitled to under the laws of the PRC and the articles of association of the company, including, without limitation, the sale, transfer, mortgage, pledge or disposal of all or part of Party B’s Equity Interests or any or all assets of Party C, and the liquidation of Party C, etc.;

(4)	Sell, transfer, pledge or otherwise dispose of any or all of equity interests held by Party B in Party C;

(5)	Nominate, elect, appoint or dismiss the legal representative, directors, supervisor, CEO, general manager, finance director and other senior managements of Party C;

(6)	Supervise the business performance of Party C; approve annual budget or declaration of dividends of Party C; review the financial information of Party C at any time;

(7)	Sign and deliver any written resolutions/decisions and meeting minutes in the name and on behalf of Party B;

(8)	Approve the submission of any registration documents by Party C to the competent governmental authorities and the filing of documents to the competent governmental authorities for archival record;

(9)	File a shareholder’s lawsuit or take other legal action against a director or senior management of Party C if his or her action damages the interests of Party C and/or Party B;

(10)	Approve any amendments to the articles of association of Party C; and

(11)	Exercise any other rights granted to Party B by the articles of association of Party C or applicable laws and regulations.

1.2

Without prejudice to the generality of the rights granted by this Agreement, the Trustee shall have the right and authorization under this Agreement to perform, on behalf of Party B, the Exclusive Equity Option Agreement, the Equity Pledge Agreement (including any modification, amendment and restatement thereto; collectively the “Transaction Documents”) and all documents to be executed by Party B as contemplated in the Transaction Documents.

1.3

All the acts done by the Trustee with respect to Party B’s Equity Interests shall be deemed to be done by Party B and all the documents executed by the Trustee with respect to Party B’s Equity Interests shall be deemed to be executed by Party B. Party B hereby acknowledges and approves such acts and/or documents done or executed by the Trustee.

1.4

Party A may sub-delegate and further grant or transfer its rights with respect to the foregoing to any other person or entity in its sole discretion without prior notice to or consent from Party B. In accordance with the requirements (if any) of the PRC law, the Trustee shall appoint a PRC citizen to exercise the aforementioned rights.

1.5

Except as otherwise provided in this Agreement or the Transaction Documents, Party A has the right to allocate, use or otherwise dispose of the cash, dividends, bonus and other non-cash proceeds generated from Party B’s Equity Interests pursuant to the oral or written instructions of Party B.

2.	Information Right

For the purpose of exercising the Rights hereunder, Party A and/or the Trustee shall have the access to the information concerning the operations, business, customers, finance, staff and other matters of Party C and may review relevant materials of Party C. Party B and Party C shall provide full cooperation in this regard.

3.	Exercise of the Authorized Rights

3.1

Party B shall provide appropriate assistance to the Trustee for his exercise of the Authorized Rights, including prompt execution of shareholders’ resolutions or shareholder’s decisions or other relevant legal documents reflecting the Trustee’s decisions with respect to Party C when required (e.g., when the submission of such documents is required for the approval of, registration or filing with governmental authorities).

3.2

Party B hereby acknowledges that Party A shall have the right to designate any entity or individual to exercise the Authorized Rights hereunder, without the consent of Party B. When and only when Party A sends a written notice to Party B regarding the replacement of the Trustee, Party B shall designate any other individual designated by Party A to exercise the aforesaid Authorized Rights, and a new power of attorney shall supersede the previous one once executed. Except for the above circumstances, Party B shall not revoke the authorization and entrustment granted to the Trustee.

3.3

During the term of this Agreement, if Party B sells or transfers the equity interests in Party C held by it in whole or in part to any third party upon consent of Party A, Party B shall ensure that such third party executes a entrustment agreement prior to the closing of such equity transfer, in form and substance substantially consistent with this Agreement, unless Party A agrees to waive such requirement in writing in advance.

3.4

The Trustee shall perform the entrusted obligations lawfully with due care and diligence within the scope of authorization hereunder. Party B shall acknowledge and be liable for any legal consequences arising from the Trustee’s exercise of the aforesaid Authorized Rights.

3.5

During the term of this Agreement, if the authorization or exercise of the Authorized Rights hereunder is unenforceable for any reason (except for breach by Party B or Party C), the Parties shall immediately seek an alternative plan as close to the unenforceable provision as possible and, if necessary, enter into supplemental agreement to amend or adjust the provisions herein, so as to ensure the fulfilment of the purposes of this Agreement.

4.	Exemption and Indemnification

4.1

The Parties acknowledge that in no circumstance shall Party A be required to be liable to or make any economic or other compensations to other parties or any third party for the Trustee’s exercise of the Authorized Rights hereunder.

4.2

Party B agrees to indemnify and hold Party A and the Trustee harmless for and against any and all losses that they have suffered or may suffer due to their exercise of the Authorized Rights hereunder, including but not limited to any losses resulting from any lawsuit, demand, arbitration or claim initiated by any third party against them and administrative investigation or penalty imposed upon them by government authorities, except for any such losses caused by willful misconduct or gross negligence of Party A and/or the Trustee, which shall not be indemnified.

5.	Covenants of Party B

5.1

Without the prior written consent of Party A, Party B shall not directly or indirectly participate, be engaged in, involve or own, or use any information obtained from Party A to participate, be engaged in, involve or own, or hold any rights and interests or obtain any benefits in, any business that is the same as or competes or may compete with the business of Party A or its affiliated companies or persons.

5.2

If Party B becomes a person without civil action capacity or with restricted civil action capacity as a result of liquidation or other reasons, Party B agrees to and shall procure Party B’s manager or guardian to continue to perform its obligations and enjoy its rights subject to the continuous compliance with the provisions of this Agreement.

5.3

Party B hereby covenants that, after the signing of this Agreement, notwithstanding any change in its shareholding percentage in Party C (except that Party B no longer holds any equity interest in Party C), Party B shall authorize Party A to exercise all the shareholder’s rights that Party B holds at Party C.

5.4

Party B hereby covenants that, as long as Party B is a shareholder of Party C, this Agreement and the authorization hereunder shall be irrevocable and continuously effective from the date of this Agreement.

5.5

Party B hereby covenants that, during the term of this Agreement, Party B hereby waives, and shall not exercise by itself, all the rights granted to Party A through this Agreement with respect to Party B’s Equity Interests

5.6

Party B hereby covenants that, all acts conducted by the Trustee in relation to the Party B’s Equity Interests shall be deemed as Party B’s acts, and all documents executed by the Trustee shall be deemed to be executed by Party B, and Party B acknowledges such acts and documents.

5.7

Party B hereby covenants that the Trustee(s) is entitled to sub-delegate and further grant or transfer its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to Party B or obtaining Party B’s consent.

6.	Representations and Warranties

6.1	Party B represents and warrants as follows:

(1)	Party B is a Chinese citizen/limited partnership with full legal capacity, which has full and independent legal status and legal capacity and may act as a subject of litigation independently;

(2)

Party B has full power and authority to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereby and to consummate such transactions;

(3)	This Agreement has been lawfully and duly executed and delivered by Party B and constitutes Party B’s legal and binding obligations, enforceable against it in accordance with its terms;

(4)

Party B is the registered and lawful shareholder of Party C as of the effective date of this Agreement. Except for the rights created under this Agreement, the Equity Pledge Agreement and the Exclusive Equity Option Agreement, there is no other encumbrance created on Party B’s Equity Interests. According to this Agreement, the Trustee may completely and fully exercise the Authorized Rights according to the then effective articles of association Party C.

6.2	Each of Party A and Party C hereby severally represent and warrant that:

(1)

it is a limited liability company duly registered and validly existing in accordance with the laws of China with an independent legal person status, which has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act as a subject of litigation independently;

(2)

it has full corporate power and authority to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereby, and to consummate such transactions.

6.3

Party C further represents and warrants that Party B is the registered and sole legal shareholder of Party C as of the effective date of this Agreement. According to this Agreement, the Trustee may completely and fully exercise the Authorized Rights according to the then effective articles of association Party C.

7.	Term

7.1

This Agreement is executed by the Parties on the date first above written and shall become effective on such date. This Agreement shall continue in effect unless the Parties agree to terminate this Agreement in writing.

7.2

During the term of this Agreement, Party A may terminate or rescind this Agreement at its sole discretion upon giving written notice to Party B unconditionally and without any liabilities. Unless otherwise mandatorily required under PRC law, Party B or Party C shall not have the right to terminate this Agreement unilaterally.

7.3	If Party B has transferred all equity interests held by it in Party C with the prior written consent of Party A, this Agreement shall be terminated.

8.	GOVERNING LAW AND DISPUTE RESOLUTION

8.1	Governing Law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

8.2	Resolution of Disputes

Any dispute arising from the interpretation and performance of this Agreement shall be resolved by the Parties through friendly consultation first. If the Parties fail to reach an agreement on the resolution of a dispute through consultation within thirty (30) days after a Party sends a notice to the other Party requesting for the resolution of such dispute through consultation, either Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall be conducted in Chinese in Beijing. The arbitral award shall be final and binding upon both Parties.

8.3

To the extent permitted by the PRC laws and as appropriate, the arbitral tribunal may award any remedies in accordance with the this Agreement and the applicable PRC laws, including interim or permanent remedies (such as injunctive relief for commercial activities or compulsory transfer of assets), specific performance of contractual obligations, remedies against the equity interests or assets of Party C (including, without limitation, property rights and land assets) and an award ordering the liquidation of Party C. After the effectiveness of the arbitral award, any Party shall have the right to apply to a court of competent jurisdiction for enforcement of such award. To the extent permitted by the PRC laws, any Party shall have the right to have recourse to a court of competent jurisdiction, pending the constitution of the arbitration tribunal or in other appropriate circumstances permitted by law, to seek interim injunctive or other interim relief in support of the arbitration, as a measure for preservation or enforcement of property. In this regard, the Parties agree that, subject to the applicable laws, the courts of Hong Kong, Cayman Islands, the PRC and the place where Party C’s major assets are located shall be deemed to have competent jurisdiction.

8.4

During the pending arbitration of any dispute arising from the construction and performance of this Agreement, except for the disputed matter, the Parties shall continue to exercise their respective rights and perform their respective obligations under this Agreement.

9.	Notices

9.1

All notices and other communications required or permitted to be given in accordance with this Agreement shall be personally delivered or sent by registered mail, postage prepaid, commercial courier service or facsimile to the addresses designated by the Parties. A confirmation of each notice shall also be sent by email. A notice shall be deemed to have been effectively given:

(1)	on the date of delivery or refusal at the mailing address specified for notice, if given by personal delivery, courier service or registered mail, postage prepaid.

(2)	on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission), if given by facsimile.

9.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A: Yuanbao Kechuang (Beijing) Technology Co., Ltd.

Address: [***]

Attention: [***]

Phone: [***]

Party B: Beijing Yibao Technology Limited Partnership (L.P.)

Address: [***]

Attention: [***]

Phone: [***]

Party B: Yuanbao Shuke (Beijing) Technology Co., Ltd.

Address: [***]

Attention: [***]

Phone: [***]

10.	Confidentiality Obligation

The Parties acknowledge and confirm that any oral or written information related to this Agreement or the content of this Agreement, or exchanged between the Parties in connection with this Agreement, shall be treated as confidential information (“Confidential Information”). Each Party shall keep all such Confidential Information in confidence and shall not disclose any Confidential Information to any third party without the written consent from the other Parties, except for the information that (a) is or will be in the public domain (other than as a result of disclosure by the receiving Party to the public); (b) is required to be disclosed pursuant to applicable laws or regulations, rules or requirements of any stock exchange, or orders of government authorities or courts; or (c) is required to be disclosed by any Party to its shareholders, directors, relevant employees, legal or financial advisors with respect to the transactions contemplated hereunder, provided that such shareholders, directors, relevant employees, legal or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Any unauthorized disclosure of any Confidential Information by the shareholders, directors or employees of or agents engaged by a Party shall constitute the disclosure of such Confidential Information by such Party, who shall be held liable for breach of this Agreement.

This Section shall survive the termination of this Agreement for any reason

11.	Further Warranties

The Parties agree to promptly sign documents and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

12.	Liability for Breach of Agreement

If Party B or Party C conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require the Party B or Party C to compensate all damages. This Section 12 shall not prejudice any other rights of Party A hereunder.

13.	Miscellaneous

13.1	Amendment, Modification and Supplement

This Agreement may not be amended, modified or supplemented except by a written agreement executed by all the Parties. The amendment agreements and supplementary agreements signed by the Parties with respect to this Agreement shall be the integral parts of this Agreement and shall have the same legal force and effect as this Agreement.

13.2	Entire Agreement

This Agreement shall supersede any other prior legal documents executed by the Parties with respect to the subject matter hereof.

Except for the written amendments, supplements or revisions made after the execution of this Agreement, this Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts with respect to the subject matter hereof.

The appendixes attached to this Agreement shall be an integral part of this Agreement.

13.3	Headings

The headings of this Agreement are inserted for convenience only and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

13.4	Language and Counterparts

This Agreement is written in Chinese in five (5) copies with each Party holding one (1) copy. The copies shall have equal legal validity.

13.5	Assignment of Rights and Obligations

Without Party A’s prior written consent, Party B and Party C shall not assign all or part of their rights or obligations under this Agreement to any third party. Party B and Party C agree that Party A may assign its obligations and rights under this Agreement to any third party and in case of such assignment, Party A is only required to issue written notice to Party B and Party C and does not need to obtain the consent of Party B and Party C to such assignment.

13.6	Severability

In the event that one or several provisions of this Agreement are held invalid, illegal or unenforceable in any aspect under any laws or regulations, the validity, legality or enforceability of the remainder of this Agreement shall not be affected or prejudiced in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which shall come as close as possible to the economic effect of those invalid, illegal or unenforceable provisions, to the greatest extent permitted by law and expected by the Parties.

13.7	Successors

This Agreement shall be binding upon and inure to the interest of the respective successors and permitted assigns of the Parties.

13.8	Survival

13.8.1	Any obligations that occur or are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

13.8.2	The provisions of Sections 8, 10, 12 and this Section 13.8 shall survive the termination of this Agreement.

13.9	Waiver

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in a circumstance with respect to a breach by the other Party shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

[the remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Entrustment Agreement as of the date first above written.

Party A: Yuanbao Kechuang (Beijing) Technology Co., Ltd.

(Seal)

By:	/s/ Sun Shuli
Name: Sun Shuli
Title: Legal Representative

[Signature Page for Entrustment Agreement]

IN WITNESS WHEREOF, the Parties have executed this Entrustment Agreement as of the date first above written.

Party B:

Fang Rui

By:	/s/ Fang Rui

Beijing Yibao Technology Limited Partnership (L.P.)

(Seal)

By:	/s/ Sun Shuli
Name: Sun Shuli
Title: Executive Partner

[Signature Page for Entrustment Agreement]

IN WITNESS WHEREOF, the Parties have executed this Entrustment Agreement as of the date first above written

Party C: Yuanbao Shuke (Beijing) Technology Co., Ltd.

(Seal)

By:	/s/ Sun Shuli
Name: Sun Shuli
Title: Legal Representative

[Signature Page for Entrustment Agreement]

APPENDIX I

Power of Attorney

I, Fang Rui, a citizen of the People’s Republic of China, with identity card number [***], am signing this Power of Attorney on March 17, 2020 which shall be effective from the date of its execution. As of the date of this Power of Attorney, I hold 79% of the equity interests of Yuanbao Shuke (Beijing) Technology Co., Ltd. (the “Company”).

I hereby irrevocably grant Yuanbao Kechuang (Beijing) Technology Co., Ltd. (the “Trustee”) a general power of attorney, authorizing the Trustee to act as my agent and in my name to exercise the following rights of me as a shareholder of the Company:

(1)	Propose to hold, convene and attend the shareholders’ meeting of the Company or make shareholder’s decisions;

(2)	To receive all notices of the convening of shareholders’ meetings and the rules of procedures thereof;

(3)

Exercise all the shareholder’s rights and shareholder’s voting rights that I am entitled to under the laws of the PRC and the articles of association of the Company, including, but not limited to, the sale, transfer, mortgage, pledge or disposal of all or part of my equity interests or any or all assets of the Company, and the liquidation of the Company, etc.;

(4)	Sell, transfer, pledge or otherwise dispose of any or all of equity interests held by me in the Company;

(5)	Nominate, elect, appoint or dismiss the legal representative, directors, supervisor, CEO, general manager, finance director and other senior managements of the Company;

(6)	Supervise the business performance of the Company; approve annual budget or declaration of dividends of the Company; review the financial information of the Company at any time;

(7)	Sign and deliver any written resolutions/decisions and meeting minutes in my name and on my behalf;

(8)	Approve the submission of any registration documents to the competent governmental authorities and the filing of documents to the competent governmental authorities for archival record by the Company;

(9)	File a shareholder’s lawsuit or take other legal action against a director or senior management of the Company if his or her action damages the interests of the Company and/or me;

(10)	Approve any amendments to the articles of association of the Company; and

(11)	Exercise any other rights granted to me by the articles of association of the Company or applicable laws and regulations.

I hereby irrevocably appoint the Trustee to act as my authorized proxy to sign all legal documents necessary or useful for the Company to exercise its rights under the Exclusive Equity Option Agreement and the Equity Pledge Agreement entered into with me and handle all relevant registration with administrative authority of industry and commerce.

I hereby irrevocably confirm that I recognize any act or omission taken or decision made by the Trustee in relation to my equity interest during the term of this Power of Attorney and within the scope of authorization hereunder; such acts, omission and decisions shall be binding upon me and I shall not raise any objection of any nature to the above acts, omission or decisions; and all legal consequences arising from such acts, omission or decisions shall be borne by me.

I hereby irrevocably confirm that if for whatever reason I am required to sign any document for carrying out, implementing or fulfilling such action or decision, I will sign the corresponding document as directed by the Trustee.

I hereby irrevocably confirm that, during the term of this Power of Attorney, I hereby waive all rights that have been granted to the Trustee with respect to the equity interest of the Company through this Power of Attorney, and shall not exercise such rights on my own.

I hereby irrevocably confirm that, unless the Trustee gives an instruction to me for the replacement of the Trustee, this Power of Attorney shall continue to be valid until the expiration or early termination of the Entrustment Agreement entered into by and among me, Yuanbao Kechuang (Beijing) Technology Co., Ltd. and the Company on March 17, 2020.

I hereby irrevocably confirm that, any dispute arising from the interpretation and performance of this Power of Attorney or in connection with this Power of Attorney, either I or the Trustee shall have the right to submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration procedures and rules then in force. The arbitration shall be conducted in Beijing in the Chinese language. The arbitration award shall be final and binding upon the Parties. To the extent permitted by the PRC laws and where appropriate, the arbitration tribunal may award any remedies in accordance with the terms of this Power of Attorney and applicable PRC law, including interim or permanent remedies (such as injunctive relief for commercial activities or compulsory transfer of assets), specific performance of contractual obligations, remedies against the equity interests or assets of the Company (including but not limited to the property rights and interests or land assets), or an award ordering the liquidation of the Company. Upon effectiveness of the arbitration award, both the Trustee and I shall have the right to apply to the courts of competent jurisdiction (including courts of Hong Kong, Cayman Islands, China, and the places where the major assets of the Company are located) for enforcement of said arbitration award. To the extent permitted under the PRC law, both the Trustee and I shall have the right to have recourse to a court of competent jurisdiction, pending the constitution of the arbitration tribunal or in such other appropriate circumstances permitted by law, to seek interim injunctive or other interim relief in support of the arbitration as a matter of preservation or enforcement of property. During the course of the arbitration, this Power of Attorney shall continue to be in effect, except for the disputed matters between the Trustee and me which is pending for arbitration.

By	/s/ Fang Rui
Fang Rui

Power of Attorney

We, Beijing Yibao Technology Limited Partnership (L.P.), a limited partnership duly established in China, with our unified social credit code being [***], are signing this Power of Attorney on March 17, 2020 which shall be effective from the date of its execution. As of the date of this Power of Attorney, We hold 21% of the equity interests of Yuanbao Shuke (Beijing) Technology Co., Ltd. (the “Company”).

We hereby irrevocably grant Yuanbao Kechuang (Beijing) Technology Co., Ltd. (the “Trustee”) a general power of attorney, authorizing the Trustee to act as our agent and in our name to exercise the following rights of us as a shareholder of the Company:

(1)	Propose to hold, convene and attend the shareholders’ meeting of the Company or make shareholders’ decisions;

(2)	To receive all notices of the convening of shareholders’ meetings and the rules of procedures thereof;

(3)

Exercise all the shareholder’s rights and shareholder’s voting rights that we are entitled to under the laws of the PRC and the articles of association of the Company, including, but not limited to, the sale, transfer, mortgage, pledge or disposal of all or part of our equity interests or any or all assets of the Company, and the liquidation of the Company, etc.;

(4)	Sell, transfer, pledge or otherwise dispose of any or all of equity interests held by us in the Company;

(5)	Nominate, elect, appoint or dismiss the legal representative, directors, supervisor, CEO, general manager, finance director and other senior managements of the Company;

(6)	Supervise the business performance of the Company; approve annual budget or declaration of dividends of the Company; review the financial information of the Company at any time;

(7)	Sign and deliver any written resolutions/decisions and meeting minutes in our name and on our behalf;

(8)	Approve the submission of any registration documents to the competent governmental authorities and the filing of documents to the competent governmental authorities for archival record by the Company;

(9)	File a shareholder’s lawsuit or take other legal action against a director or senior management of the Company if his or her action damages the interests of the Company and/or us;

(10)	Approve any amendments to the articles of association of the Company; and

(11)	Exercise any other rights granted to us by the articles of association of the Company or applicable laws and regulations.

We hereby irrevocably appoint the Trustee to act as our authorized proxy to sign all legal documents necessary or useful for the Company to exercise its rights under the Exclusive Equity Option Agreement and the Equity Pledge Agreement entered into with us and handle all relevant registration with administrative authority of industry and commerce.

We hereby irrevocably confirm that we recognize any act or omission taken or decision made by the Trustee in relation to our equity interest during the term of this Power of Attorney and within the scope of authorization hereunder; such acts, omission and decisions shall be binding upon us and we shall not raise any objection of any nature to the above acts, omission or decisions; and all legal consequences arising from such acts, omission or decisions shall be borne by us.

We hereby irrevocably confirm that if for whatever reason we are required to sign any document for carrying out, implementing or fulfilling such action or decision, we will sign the corresponding document as directed by the Trustee.

We hereby irrevocably confirm that, during the term of this Power of Attorney, we hereby waive all the rights that have been granted to the Trustee with respect to the equity interest of the Company through this Power of Attorney, and shall not exercise such rights on our own.

We hereby irrevocably confirm that, unless the Trustee gives an instruction to us for the replacement of the Trustee, this Power of Attorney shall continue to be valid until the expiration or early termination of the Entrustment Agreement entered into by and among us, Yuanbao Kechuang (Beijing) Technology Co., Ltd. and the Company on March 17, 2020.

We hereby irrevocably confirm that, any dispute arising from the interpretation and performance of this Power of Attorney or in connection with this Power of Attorney, either we or the Trustee shall have the right to submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration procedures and rules then in force. The arbitration shall be conducted in Beijing in the Chinese language. The arbitration award shall be final and binding upon the Parties. To the extent permitted by the PRC laws and where appropriate, the arbitration tribunal may award any remedies in accordance with the terms of this Power of Attorney and applicable PRC law, including interim or permanent remedies (such as injunctive relief for commercial activities or compulsory transfer of assets), specific performance of contractual obligations, remedies against the equity interests or assets of the Company (including but not limited to the property rights and interests or land assets), or an award ordering the liquidation of the Company. Upon effectiveness of the arbitration award, both the Trustee and we shall have the right to apply to the courts of competent jurisdiction (including courts of Hong Kong, Cayman Islands, China, and the places where the major assets of the Company are located) for enforcement of said arbitration award. To the extent permitted under the PRC law, both the Trustee and we shall have the right to have recourse to a court of competent jurisdiction, pending the constitution of the arbitration tribunal or in such other appropriate circumstances permitted by law, to seek interim injunctive or other interim relief in support of the arbitration as a matter of preservation or enforcement of property. During the course of the arbitration, this Power of Attorney shall remain valid, except for the disputed matters pending for arbitration between the Trustee and us.

Beijing Yibao Technology Limited Partnership (L.P.)

By:	/s/ Sun Shuli
Name: Sun Shuli
Title: Executive Partner